Exhibit 99.1

SciPlay Alictus
Statement of Assets Acquired and Liabilities Assumed

SciPlay Alictus
Statement of Assets Acquired and Liabilities Assumed

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of SciPlay Corporation:

Opinion

We have audited the statement of assets acquired and liabilities assumed of the acquired Alictus Yazilim Anonim Sirketi business (the “SciPlay Alictus Entity” or the “Company”) as of March 1, 2022, and the related notes (the “financial statement”).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the assets acquired and liabilities assumed of the Company as of March 1, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statement, the purchase accounting included in the accompanying financial statement was prepared based on preliminary fair values as of the date of acquisition (March 1, 2022).  The financial statement is not intended to be a complete presentation of the financial position or results of operations of the SciPlay Alictus Entity. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statement is issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

a.	Exercise professional judgment and maintain professional skepticism throughout the audit.

b.
Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

c.
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

d.
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

e.
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

May 13, 2022

SCIPLAY ALICTUS
STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
(in millions)

As of March 1, 2022
ASSETS ACQUIRED
Current assets:
Cash and cash equivalents	$4.7
Accounts receivable	5.4
Prepaid expenses and other current assets	7.1
Total current assets	17.2
Intangible assets	34.2
Goodwill	92.7
Total assets acquired	$144.1
LIABILITIES ASSUMED
Current liabilities:
Accounts payable	$2.8
Accrued liabilities	0.8
Total current liabilities	3.6
Deferred tax liabilities	7.0
Total liabilities assumed	10.6
Net assets acquired	$133.5

See accompanying notes to the Statement of Assets Acquired and Liabilities Assumed

SCIPLAY ALICTUS
NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
AS OF MARCH 1, 2022
(amounts in USD, table amounts in millions)

(1) Description of the Business and Summary of Significant Accounting Policies

Background and Nature of Operations

On March 1, 2022, SciPlay Corporation (“SciPlay”), and its wholly-owned subsidiary, SciPlay Acquisition, LLC (collectively, the “Purchasers”), entered into a Purchase Agreement (the “Alictus Agreement”) with Arif Emre Taş and Ecem Baran Taş, (the “Sellers”).  Pursuant to the Alictus Agreement, the Purchasers agreed to acquire 80% of all issued and outstanding share capital of privately-held Alictus Yazilim Anonim Şirketi (“Alictus”), and to acquire the remaining 20% of the equity ratably for potential additional consideration payable annually based upon the achievement of specified revenue and earnings targets by Alictus during each of the five years following the acquisition date. The equity rights and privileges of the remaining Alictus shareholders lack the traditional rights and privileges associated with equity ownership and accordingly, the transaction has been accounted for as if the Purchasers acquired 100% of Alictus on the acquisition date. Any future payments associated with our required acquisition of the remaining 20% will represent a redeemable non-controlling interest, with a maximum payout of $200.0 million. The transaction was completed on March 1, 2022, and Alictus became a subsidiary of SciPlay (or the “Company”). The total purchase price was $133.5 million, consisting of the following components:

As of March 1, 2022
Total consideration transferred:
Cash consideration - upfront, net of estimated working capital adjustment	$96.0
Cash consideration - escrow and holdback	16.5
Estimated fair value of redeemable non-controlling interest	21.0
Total	$133.5

SciPlay Corporation was formed as a Nevada corporation on November 30, 2018 as a subsidiary of Light & Wonder, (“Light & Wonder”, “L&W” and “Parent”) for the purposes of contemplating a public offering and related transactions (collectively referred to herein as the “IPO”)  in order to carry on the business of SciPlay Parent LLC and its subsidiaries (collectively referred to as “SciPlay”, the “Company”, “we”, “us”, and “our”). The IPO was completed on May 7, 2019. As the managing member of SciPlay Parent LLC, SciPlay operates and controls all of the business affairs of SciPlay Parent LLC and its subsidiaries. SciPlay develops, markets and operates a portfolio of games played on various mobile and web platforms.

Alictus is an Ankara, Turkey-based hyper-casual gaming studio that operates as a global game developer and publisher of popular, casual mobile games, including Candy Challenge 3D™, Rob Master 3D™, Deep Clean Inc.™, Oh God!™, Money Buster!™, and Collect Cubes™. Alictus generates revenue from providing advertising platforms with access to its game software platform, which facilitates the placement of advertisement inventory.

Basis of Presentation

The accompanying financial statement is not a complete set of financial statements, but rather it presents the net assets acquired and liabilities assumed in the acquisition of Alictus at fair value as of March 1, 2022, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations.”  SciPlay used estimates and assumptions provided by management, with the assistance of an independent valuation specialist, to estimate the fair value of the assets acquired and liabilities assumed. The purchase price allocation of the assets acquired and liabilities assumed is preliminary until contractual post-closing working capital adjustments, estimates, and assumptions are finalized, including the final independent valuation report.

In accordance with a request for relief granted by the Securities and Exchange Commission (“SEC”), the Statement of Assets Acquired and Liabilities Assumed of SciPlay Alictus (the “Statement”) on the basis of SciPlay’s allocation of the purchase price is provided in lieu of certain historical financial information of Alictus required by Rule 3-05 and Article 11 of SEC Regulation S-X.

The allocation of the purchase price to the assets acquired and liabilities assumed was accounted for under the purchase method of accounting in accordance with ASC 805.  Assets acquired and liabilities assumed in the transaction were recorded at their estimated acquisition date fair values, while transaction costs associated with the acquisition were expensed as incurred. SciPlay’s preliminary allocation was based on an evaluation of the appropriate fair values and represents management’s best estimate based on available data.

The final determination of the fair value of assets and liabilities will be completed within the one-year measurement period as allowed by ASC 805.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and certain financial statement disclosures. Significant estimates in the Statement include projections and other assumptions used in the valuation analysis, including useful lives of identifiable intangible assets. Actual results may differ materially from these estimates.

Foreign Currency Exchange Rates

The functional currency of Alictus is the United States dollar, as the primary economic transactions undertaken by the entity are denominated in U.S. dollars, such as revenue and key classes of operating expenses. The assets and liabilities of Alictus outside the United States are translated at the appropriate fixed exchange rates at acquisition.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less. We place our temporary cash investments with high credit quality financial institutions. We had $4.7 million held in foreign banks with an immaterial amount denominated in foreign currency as of March 1, 2022.

Short-term Investments

We acquired $6.1 million in Turkish lira-denominated time deposits guaranteed against currency fluctuations compared to the U.S. dollar by the Turkish Ministry of Treasury and Finance. These time deposits have an original term to maturity of six months, and were classified as short-term investments within Prepaid and other current assets. They are measured at fair value under ASC 820 and categorized as Level 2 investments.

Accounts Receivable

Accounts receivable were initially recorded at fair value on the date of purchase and represent amounts due from advertising partners with general terms between net 30 and net 60 days. We are subject to a concentration of credit risk, with two of our advertising partners accounting individually for more than 10% of our total accounts receivable, at 37.7% and 20.0%, respectively as of March 1, 2022.

Goodwill

The preliminary purchase price allocation resulted in the recognition of $92.7 million of goodwill. The factors contributing to the recognition of goodwill are based on enhanced financial and operational scale, games diversification, expected synergies, assembled workforce, and other strategic benefits. None of the resultant goodwill is expected to be deductible for income tax purposes.

Goodwill is tested for impairment at the reporting unit level on an annual basis and more often if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Accrued Liabilities and Accounts Payable

Accrued liabilities primarily consist of employee-related liabilities while accounts payable relate to outstanding vendor invoices for services rendered. The fair value of accounts payable and accrued liabilities approximates their historical carrying amounts due to the short-term nature of these instruments.

Deferred Income Taxes

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of Alictus’s assets and liabilities, specifically the acquired identified intangible assets. The effective tax rate used was 20.4% based on Turkey’s currently enacted statutory income tax rates and the expected amortization schedule. Evaluation of the validity of tax positions taken by the Sellers are subject to management judgment.

Redeemable Non-controlling Interest

The fair value of the redeemable non-controlling interest was determined using a Monte Carlo simulation model, based on inputs that are classified as Level 3 within the ASC 820 fair value hierarchy using a discount rate ranging between 2% and 3% and is primarily based on reaching certain revenue and earnings-based metrics, with a maximum payout of up to $200.0 million.

Commitments and Contingencies

Alictus is from time to time subject to various claims, pending or threatened litigation or other legal proceedings, investigations and/or regulatory proceedings arising in the normal course of business, including, among others, those relating to product liability claims, employment matters, worker’s compensation claims, contractual disputes, product warranty claims and alleged violations of various laws and regulations. Alictus accrues for known individual matters using estimates of the most likely amount of loss where it believes that it is probable the matter will result in a loss when ultimately resolved and such loss is reasonably estimable. SciPlay is not aware of any existing matters that would have a material adverse effect on the Company’s activities as of the date of the Statement.

Subsequent Events

Subsequent events have been evaluated through May 13, 2022, the date the Statement was issued.

(2) Intangible Assets

Intangible assets are recognized apart from goodwill whenever an acquired intangible asset arises from contractual or other legal rights, or whenever it is capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented, or exchanged, either individually or in combination with a related contract, asset, or liability.  Both of Alictus’s identified intangible assets have an estimated useful life and are being amortized using patterns that reflect the periods over which the economic benefits of the assets are expected to be realized. The following are preliminary identified intangible assets and estimated lives over which intangible assets are expected to be amortized:

	Useful Life	Amortization Method	March 1, 2022
“Alictus” trade name	5 years	Straight-line	$4.4
Intellectual property (game content and related technology)	6 years	Straight-line	29.8
Total			$34.2

The fair value of intangible assets that have been preliminarily identified was determined using the relief from royalty method using Level 3 inputs in the hierarchy as established by ASC 820. The discount rate used in the valuation analysis was 18%, and the royalty rate used was 1% for the valuation of the “Alictus” trade name and 21% for the valuation of the acquired game content and related technology. Future amortization expense associated with intangible assets with finite lives is expected to be:

Year Ending December 31:
2022 (remaining)	$5.0
2023	5.8
2024	5.8
2025	5.8
2026	5.8
Thereafter	6.0
$34.2

The results of operations from Alictus have been included in SciPlay’s consolidated statement of income since the date of acquisition, and are not significant to SciPlay’s operations.